Exhibit 10.1

LEASE AGREEMENT

GEORGIA, WASHINGTON COUNTY

THIS LEASE AGREEMENT, hereinafter “Lease” or “Agreement”, made and entered into on the dates as hereinafter set forth on the signature page(s), by and between THE DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY, a public body corporate and politic of the State of Georgia, with its principal office and place of business in 603 South Harris St. Sandersville, GA, 31082 Washington County, Georgia, as Party of the First Part, hereinafter called “LANDLORD”, and INNOVATIVE PROPERTY MANAGEMENT, LLC, a North Carolina Limited Liability Company, with its principal office and place of business in 5217 Cottage Bluff Ln., Knightdale, NC, 27545 Wake County, North Carolina, as Party of the Second Part, hereinafter called “TENANT”.

W I T N E S S E T H:

Tenant has this day rented and leased from the Landlord, and the Landlord has this day rented and leased to the Tenant, for the lease period hereinafter defined and upon the terms and conditions hereinafter set forth, the following described property, hereinafter called “Premises”, to-wit:

DETAILED AS 1.0 ACRE ON THE ATTACHED EXHIBIT “A”

TOGETHER WITH RIGHTS OF INGRESS AND EGRESS THERETO

1. POSSESSION AND TERM: The “Lease Term” for which said Premises are demised shall begin on May 1, 2020, and shall end on April 30, 2023 unless the lease is sooner terminated or extended as hereinafter provided.

2. UPKEEP AND REPAIR OF PREMISES: Tenant shall be responsible for all maintenance of any buildings, containers, improvements or structures which shall include the roof and exterior maintenance. Tenant shall be responsible for all interior systems such as heating, cooling, electrical, and plumbing and any maintenance for any improvements, machinery, equipment, trade fixtures, and other similar additions of the Tenant. Tenant shall be responsible for outside landscaping, mowing and the maintenance of any of the remaining spaces including any parking areas. The Parties understand and agree that the Premises being leased consists of the Premises in such condition as the same are in on the Effective Date hereof and shall be maintained in such condition by the Tenant, ordinary wear and tear expected.

3. RENTAL: (a) For each of the three years of this lease, through and including all rental payments from May 1, 2020 to April 30, 2023, Tenant shall pay to Landlord a QUARTERLY rental, in advance on the first (1st) day of each quarter as hereafter defined. The “Rent” is the sum of FIVE-THOUSAND ONE-HUNDRED AND TWENTY-FIVE DOLLARS AND 00/100’S DOLLARS ($5,125.00) per quarter for the leased Premises. The total yearly payments due shall be $20,500.00. The QUARTERLY RENTAL payments shall be due as follows:

1st QUARTER — May 1, 2020

2ND QUARTER — August 1, 2020

3RD QUARTER — November 1, 2020

4TH QUARTER — February 1, 2021

1st QUARTER — May 1, 2021

2ND QUARTER — August 1, 2021

3RD QUARTER — November 1, 2021

4TH QUARTER — February 1, 2022

1st QUARTER — May 1, 2022

2ND QUARTER — August 1, 2022

3RD QUARTER — November 1, 2022

4TH QUARTER — February 1, 2023

(b) Tenant shall pay the Rent when due. No payment by Tenant, or receipt or acceptance by Landlord, of a lesser amount than the correct Rent shall be deemed to be anything other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deeded an accord or satisfaction, and Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord.

(c) During the term of this lease, if Tenant is more than ten (10) days late in making a monthly rental payment, then the Tenant shall pay as additional rental a late charge of five percent (5%) of said delinquent monthly/quarterly rental payment (the “Late Charge”). All rental payments paid thereafter to the Landlord shall be mailed to Landlord in care of R. Jayson Johnston, Executive Director, Development Authority of Washington County, 603 South Harris St., Sandersville, GA 31082-2825 until otherwise notified in writing.

(d) If initial site work pursuant to section 5 herein is completed prior to the May 1, 2020 initial lease term, Landlord agrees that Tenant may lease the premises for any portion of the month of April 2020 on a pro rata basis in accordance with the rental amount as described in Section 3(a).

4. OPTION TO LEASE ADDITONAL FOUR (4) ADJOINING ACRES. (a) Duringthe term of this Lease and any lease extensions provided for herein, Tenant shall have the option to lease any of the additional four (4) acres that adjoin the one (1) acre Premises as further described as “Potential Expansion 4 Acres” in the Attached Exhibit “A” (hereinafter “Option Property”) and on a per acre basis as defined herein. Such option may be exercised by Tenant by providing to Landlord a written request to lease any of the Option Property. In the event that Tenant desires to exercise its option to lease any of the Option Property pursuant to this section, it is understood and agreed between the parties hereto that the per acre yearly rental rate will be FIVE-THOUSAND AND 00/100 ($5,000.00) to be paid on a quarterly bases as otherwise defined herein.

(b) Landlord and Tenant acknowledge that the option to lease the Option Property herein constitutes a material inducement to the Lessee to improve the Option Property and thereby preserve and create employment opportunities in the County and that in granting such option, the Landlord is considering the entire transaction as a whole, including the promotion and expansion for the public good and welfare industry and trade within the County and the reduction of unemployment.

5. INITIAL SIZE WORK TO PREMISES: Landlord will provide certain Site Work as defined herein for the one (1) acre Premises that is the subject of this Lease. The Site work includes and is defined as topographic survey, civil engineering, grading and site prep and fencing for the one (1) acre Premises. Landlord will not provide any additional Site Work for the Option Property in the event that Tenant exercises its Option to lease any of the Option Property and the Tenant agrees that any rental of any of the Option Property shall be “AS IS” as further defined in section 31 herein.

6. NOTICES: All notices, demands, consents, authorizations, directions or other documents as provided herein shall be sent, via mail by registered or certified mail, return receipt requested, postage prepaid to the Tenant at 5217 Cottage Bluff Ln., Knightdale, NC, 27545 Wake County, North Carolina, until further notice by it in writing, and to the Landlord at c/o R. Jayson Johnston, Executive Director, Development Authority of Washington County, 603 South Harris St., Sandersville, GA 31082-2825 until otherwise notified in writing.

7. BANKRUPTCY OR INSOLVENCY OF TENANT: (a) It is agreed that this lease and all the rights of the Tenant hereunder shall at the option of the Landlord, terminate upon the Tenant being by any Court adjudged a bankrupt or insolvent, or upon the Tenant making an assignment for the benefit of creditors, or upon the levy of any attachment or legal process upon any equipment, fixtures or other property of the Tenant located upon the premises and not released or discharged by Tenant within ten (10) days after notice from Landlord.

(b) Alternatively, it shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not dismissed within ninety (90) days, or whenever a petition is filed by or against (to the extent not dismissed within ninety (90) days) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law or like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar law, or whenever a receiver of Tenant, or of or for the property of Tenant, shall be appointed and such appointment shall not be stayed or set aside within sixty (60) days of the date thereof, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

(c) In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three (3) times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

8. INSURANCE AND LIABILITY: (a) Liability Insurance. Tenant, at its own expense, shall pay for and maintain during the Lease Term a policy or policies for general liability insurance in an amount of not less than ONE MILLION AND 00/100’S DOLLARS ($1,000,000.00) for injury to any one person, with a limit of THREE MILLION AND 00/100’S DOLLARS ($3,000,000.00) to any number of persons in the aggregate, for FIVE THOUSAND DOLLARS ($5,000) for damage to the property of any one person, and fire damage for any one fire of $500,000 subject to deductibles per occurrence not to exceed $50,000, for the protection of Landlord as against any claim, demand or action in any way arising out of the ownership, maintenance or use of said premises and shall, upon demand, furnish Landlord a certificate of such insurance. Additionally, Tenant, at its own expense, shall pay for and maintain contents insurance on any and all personal property, including but not limited to equipment and inventory, owned by the Tenant located on the leased premises.

(b) Property Insurance. Tenant shall also be responsible at its own expense for paying for and maintaining during the Lease Term a policy or policies for the Premises for hazard, casualty, fire and/or extended coverage insurance on any Improvements, including all containers, buildings, fixtures and any signs, and such coverage shall be sufficient to insure the full replacement value of the such Improvements and shall not in any event be less than an amount not less than 100% of replacement cost of the Improvements.

(c) Tenant shall also be responsible at its own expense for paying for any and all workers’ compensation insurance as required by law relating to the Tenant’s employees working on the premises.

(d) Tenant further agrees that it will use its best efforts to cause any general contractor involved in any improvement or construction activities at the leased premises to maintain general liability insurance in an amount not less than that required to be maintained under this Section.

(e) In all liability, hazard, casualty, and other insurance policies required to be obtained by Tenant, Tenant shall name Landlord as an additional insured on such policies with loss payable jointly to Landlord and Tenant and shall provide Landlord sufficient evidence of compliance of the same upon request from Landlord. Insurance required hereunder shall be in financially responsible companies licensed to do business in the State of Georgia with an A.M. Best rating of at least “A” or better and such insurance policies shall be fully paid for (including periodic premium payments) and contain such provisions and expiration dates. At the request of the Landlord, the Tenant shall deliver to the Landlord receipts evidencing the payment for all such insurance policies and renewals and replacements. Without limiting the foregoing, each policy shall provide that no act or thing done by the Tenant shall invalidate the policy as against the Landlord and the Tenant shall provide the Landlord with a certificate of the insurer that provides that such insurance may not be cancelled or materially changed by the insurer without at least thirty (30) days prior written notice to the Tenant and Landlord. Such policies shall provide coverage for the indemnity obligations to Landlord under this Lease. Such policies shall be primary, not contributing with, and not in excess of coverage which Landlord may carry and otherwise in such a form and include such coverages as Landlord may reasonably require.

9. INDEMNITY: (a) Landlord shall not be liable to Tenant, its subTenants, employees, agents, visitors, customers, contractors, assignees, licensees, or concessionaires or any other person or governmental entity for injury to person or damage to property on or about the demised Premises, if: caused by the negligence or misconduct or acts of Tenant, its subTenants, employees, agents, visitors, customers, contractors, assignees, licensees, or concessionaires, or any other person entering the premises under Tenant’s and/or Tenant’s subTenants’ express or implied invitation; arising out of Tenant’s use and/or Tenant’s subTenants’ use of the Premises and the conduct of its business therein; arising out of Tenant’s violation and/or Tenant’s subTenants’ violation of any Federal or State laws; or arising out of a breach or default by Tenant in performing its obligations under this lease. Tenant shall indemnify and hold the Landlord, and their respective officials, directors, officers, members and employees, harmless from and against any and all costs, losses, expenses, or claims incurred in connection with any such claim, or arising out of such damage or injury, or in connection with any action or proceeding brought thereon, including reasonable attorneys’ fees actually incurred. The indemnities set forth above specifically extend to, but are in no way limited to, governmental or other claims relating to any actual or alleged violation of any Environmental Laws, State or Federal, provided, that such indemnity shall not extend to any actual or alleged violation of any Environmental Laws which violation exclusively relates to a cause or condition occurring or existing prior to the execution of this lease agreement.

(b) The Tenant shall not be liable to the Landlord, its employees, agents or any other person for injury to person or damage to property on or about the premises if caused by the negligence of the Landlord, its employees or agents or arising out of a breach or default by the Landlord in performing its obligations under this lease. The Landlord shall indemnify Tenant and hold it harmless from and against all losses, expenses or claims arising out of such damage or injury.

(c) The indemnity of the indemnified Persons or Entities contained in this Section shall survive the termination of this lease. The Landlord and Tenant shall each be entitled to enforce its right to indemnification under this Section, and the Landlord’s right to indemnification hereunder shall not be assignable by Tenant.

10. COMPLIANCE WITH LAWS: The Tenant warrants that throughout the term of this lease, it shall, at its own expense, maintain its business operations and activities on the demised premises in compliance with all applicable life and safety codes and all applicable building and zoning, health, environmental, and safety ordinances and laws, including the Occupational Health and Safety Act, the Americans with Disabilities Act of 1990, and all applicable Environmental Laws, whether State or Federal, (provided, that such warranty shall not extend to any actual or alleged violation of any Environmental Laws, which violation exclusively relates to the leased land and exclusively relates to a cause or condition occurring or existing prior to the execution and commencement of the term of this lease agreement), and all other applicable laws, ordinances, rules and regulations of the United States of America, the State, and any political subdivision or agency thereof having jurisdiction over the Tenant and which relate to the operations of the Tenant, any violation of which would have a material adverse effect on the Tenant’s ability to fully perform its obligations under this lease.

11. SUBLETTING: The Tenant shall not have the right to assign this lease or to sublet the demised premises or a portion of the demised premises without obtaining the prior written consent of Landlord pursuant to the terms of the LANDLORD, TENANT AND SUBTENANT AGREEMENT attached as Exhibit “B” which shall be executed by Landlord, Tenant and any Subtenant, and such consent shall not be unreasonably withheld, conditioned or delayed. In the event of any such permitted assignment or subletting, Tenant shall nevertheless also continue to be liable for the performance of all conditions hereunder and the payment of all rentals herein reserved for the full term of this lease.

12. SIGNAGE: Tenant shall have the right, at its expense and in conformity with applicable laws, ordinances, and restrictive covenants and subject to the prior approval of Landlord, to erect signs on the premises. Approval from the Landlord shall not be unreasonably withheld, conditioned or delayed. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

13. FIXTURES AND ATTACHMENTS TO BUILDING OR REALTY: (a) The Tenant may, from time to time install trade fixtures, machinery, equipment, furnishings and other personal property at the leased Premises. All such trade fixtures, machinery, equipment furnishings and other personal property shall remain the sole property of the Tenant and the Tenant may remove the same from the leased premises at any time, in its sole discretion and at its own expense, provided that the Tenant repairs any damage to the leased premises caused by such removal. The Tenant may create any mortgage, encumbrance, lien or charge on any such trade fixtures, machinery, equipment, furnishings, and other personal property that is owned by the Tenant or others and that is not a part of the leased Premises that is owned by the Landlord.

(b) Within thirty (30) days after the expiration or termination of this Lease, provided the Tenant is not in default hereunto, the Tenant may remove from the premises all trade fixtures peculiar to the business conducted upon the premises by the Tenant which have been thereupon installed by the Tenant at Tenant’s expense, provided, however, that if the removal of any such fixtures causes damage to the premises Tenant shall restore the premises as closely as practicable to the condition they were in at the time of installation of such fixtures by the Tenant. In the event Tenant desires to leave any of said fixtures on the premises upon the termination of this lease, Tenant shall first obtain Landlord’s written permission to leave such fixtures. In the absence of written authorization from Landlord permitting otherwise, upon the expiration of termination of this lease, Tenant shall return the premises to their condition as of the date of execution of this lease agreement.

14. UTILITY SERVICE AND HOLD HARMLESS AGREEMENT: Tenant shall pay all lawful charges for lights, water, heat, gas, telephone and power bills, and all other similar utility bills accruing for services delivered to and separately metered for the premises during the term of this lease or any extension thereof, and shall at all times save Landlord harmless against any liability for any such charges. Tenant shall be solely responsible for the repair and maintenance of any transformers, meters, electrical infrastructure necessary in connection with such services or Tenant’s uses of the Premises. Tenant’s use of the electrical energy for and on the Premises shall not, at any time, exceed the capacity of either or both of (i) any of the electrical conductors, transformers and equipment in or otherwise servicing the Premises; and (ii) the HVAC systems therein. Additionally, the Tenant shall save Landlord harmless against any liability for Tenant’s failure to abide by the conditions of this section including for injury or damage to person or property caused by fire or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises or from the pipes, appliances, or plumbing work of any Improvements, containers or buildings on the Premises. Tenant shall further save Landlord harmless for any materialmen’s liens, mechanics or laborer’s liens for any improvements placed upon said Premises at the sole instance of Tenant.

15. INVOLUNTARY CESSATION OF SERVICES TO PREMISES: Landlord reserves the right, acting reasonably and upon notice to Tenant (except in the event of an emergency), without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service (if being provided by Landlord pursuant to any separate agreement) of the HVAC, electric, sanitary, or other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes, or the making of repairs or changes which Landlord in good faith deems necessary. No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord (or its employees, agents, or representatives) liable for damages of any kind, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligations to pay Rent. Landlord shall use its commercially reasonable best efforts to minimize the interruption of services to the Premises.

16. USE OF PREMISES: The Premises shall be used for cryptocurrency mining or cryptomining operations and for no other purpose whatsoever without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All operations shall be lawful and in compliance with all covenants and restrictions affecting the Premises and the Premises shall not be used for any illegal purposes. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy the Premises, or do or permit anything to be done in or on the Premises, in any manner, that may (a) cause, or be liable to cause, injury to the Premises or any equipment, infrastructure, facilities or systems therein or in the vicinity therein; (b) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies, including any covenant, condition or restriction affecting the Premises which has been disclosed to the Tenant or of which the Tenant has actual or constructive notice; or (c) violate any laws, rules, orders, ordinances and regulations of the City of Sandersville, County of Washington, State of Georgia and of any other governmental authority applicable to Tenant and its location, and consistent with the other terms and conditions of this Lease.

17. REMEDY OF LANDLORD ON DEFAULT: (a) In the event Tenant shall default in the prompt payment when due of any rentals due hereunder, or shall default in keeping any of the other agreements or covenants herein contained and shall remain in default for a period of thirty (30) days after written notice from Landlord, Landlord may thereupon, at its option, re-enter and take possession of the premises and rent the same at the best price which it may obtain by reasonable effort upon private negotiations, and Tenant shall be liable for the difference between the amount received on such renting and the rent payable pursuant to the terms of this agreement. Such leasing by Landlord shall in no way be deemed a breach of the contract and the Tenant acknowledges that Landlord would, in such event, be acting as its agent to minimize the damage resulting from Tenant’s breach of the contract. The rights of the Landlord herein set out are cumulative to and not restrictive of any other rights which Landlord may have under any provisions of law. Notwithstanding the foregoing, the provisions of this Section 17 are subject to Section 4 of the Landlord, Tenant, and Subtenant Agreement concerning Assignment of Rent which includes but is not limited to the provision of Section 4 of said agreement relating to a sub-tenant’s payments to Landlord in the event of Tenant’s default.

(b) Landlord may take whatever action at law or in equity or under the terms of this Lease may appear necessary and desirable to collect the rents and other amounts payable by the Tenant hereunder then due or thereafter to become due, or to enforce performance and observance of any obligation, agreement, or covenant of the Tenant under this agreement. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power to pursue remedies existing at law or in equity or by statute or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

(c) In the event the Tenant should default under any of the provisions of this lease and the Landlord should employ attorneys, accountants, or other experts or incur other expenses for the collection of amounts due it hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Tenant herein contained for its benefit, the Tenant agrees that it shall on demand therefor pay to the Landlord the reasonable and actual fees of such attorneys, accountants, or other experts and such other expenses so incurred by the Landlord. Any attorneys’ fees required to be paid by the Landlord under this lease shall include attorneys’ fees paralegals’ fees through all proceedings, including but not limited to, negotiations, administrative hearings, trials, and appeals, court costs and reimbursable expenses of such attorneys.

18. PROVISIONS APPLICABLE TO HEIRS: This lease and all provisions herein shall be binding upon the heirs, devisees, legal representatives, executors, administrators, successors and assigns of each of the parties hereto, and shall be assignable by Landlord.

19. DESTRUCTION OF ANY EQUIPMENT, FIXTURES, IMPROVEMENTS OR BUILDINGS: In the event that any equipment, fixtures, improvements or buildings (collectively “Improvements”), if any, of the Landlord shall be damaged by fires or other casualty such as is covered by the standard insurance policy extended coverage provisions now contained as a part of extended coverage, but not beyond economic repair, Landlord will promptly and diligently repair said Improvements so as to restore the same to substantially the present condition, and if such damage shall be such as to interfere with the Tenant in the operation of its business, rental shall be abated in proportion to that portion of the Improvements so damaged; and when such Improvements shall have been repaired, the Tenant shall resume the payment of rent as herein provided; but in the event said Improvements should be so damaged by fire or other of said casualties as to make it impractical to undertake to repair the same, then the Landlord shall have the option as to whether it shall rebuild said Improvements and should it elect not to rebuild within ten (10) days after the casualty, then this lease shall be thereupon automatically cancelled and terminated, but if it should elect to rebuild said Improvements, then the rent shall abate until said building is completed and possession thereof delivered over to the Tenant, at which time Tenant shall begin to pay the rent as herein provided. If Landlord fails to complete such rebuilding within ninety (90) days after the casualty, Tenant may, at its option, terminate this lease.

20. NON-WAIVER: Landlord’s failure to take advantage of any default or violation by Tenant shall not be deemed a waiver thereof, nor any custom or practice which may grow up between the parties be construed to waive or lessen the rights of the Landlord.

21. EXTENSION OPTION: (a) It is agreed that if, during the term of this lease, and while Tenant is not in default hereunder, the Tenant desires to extend the term of this lease for an additional period, the parties agree to negotiate in good faith to reach an agreement as to the terms and conditions of said extension, at a rental price to be determined.

(b) The Tenant shall have the privilege of notifying Landlord in writing of its intention to so extend the lease, providing that such notice must be given not less than 90 days, prior to the expiration of the existing term of this lease, and upon such notice being given, provided Tenant is not then in default hereunder, Landlord and Tenant agree to negotiate in good faith to reach an extension agreement.

22. ALTERATIONS. Tenant shall not make any alterations or additions to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to Tenant’s request for alterations within three business days of actual receipt such request, provided that Landlord has been provided with detailed information regarding the nature and scope of such alteration. Notwithstanding the foregoing, Tenant, may from time to time without obtaining the consent or appeal of Landlord install trade fixtures and equipment into Improvements including containers and buildings.

23. “FOR SALE” OR “FOR LEASE” SIGNS. Landlord may place and maintain “For Sale” or “For Lease” signs on the Demised Premises during the last ninety (90) days of the Lease Term or any renewal thereof. Landlord shall remove said signs upon receipt of notice by Tenant pursuant to Section 18 of this Agreement.

24. TAXES: (a) The Tenant shall pay and discharge as and when due all governmental taxes, assessments, ad valorem taxes (if applicable), fees and charges of every kind or nature (“Taxes”), whether special, ordinary or extraordinary, at any time, or from time to time during the Lease Term, in connection with the ownership, leasing, or operation of the Premises, which shall be assessed, charged, or imposed upon the premises or any erections, improvements or installations thereon or thereto. Landlord shall forward the ad valorem tax bill or any other tax bill to Tenant within fifteen (15) days of Landlord’s receipt of said bill. Tenant shall be responsible for 10/12th of the 2020 ad valorem property taxes, if applicable, which shall represent the pro-rated portion of the year in which Tenant shall first have possession of the premises.

(b) Tenant shall be responsible for all personal property taxes levied on any personal property of the Tenant on the leased premises, including but not limited to trade fixtures, machinery, equipment, furnishings and other personal property.

(c) Without limiting the specificity or generality of the preceding paragraphs, the Tenant shall, throughout the term, duly pay and discharge, as the same become due and payable, (i) all taxes and governmental charges of any kind whatsoever that may (on account of a change in law or otherwise) at any time be lawfully assessed or levied against or with respect to the interests of the Landlord or Tenant, (ii) all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep during the term, and (iii) other levies, permit fees, inspection and license fees and all other charges imposed upon or assessed against the Landlord or Tenant or arising in respect of the occupancy, uses or possession thereof. All such Taxes shall be paid by Tenant before they become delinquent. If Tenant is unable or refuses to pay any such Taxes, such shall constitute a default under this Lease. In such event Tenant shall notify Landlord within thirty (30) days of the due date of such Taxes and Landlord shall have the right (but not the obligation), cumulative to all other rights and remedies of Landlord, to pay such Taxes and to add the amounts of such Taxes paid by Landlord on Tenant’s behalf to the future Rent to be paid to Landlord by Tenant. Further, if permitted by law, Tenant shall be entitle to contest any Taxes in good faith at its own expense. Notwithstanding the foregoing, if the Premises may be subject to loss on account of non-payment of taxes during any period of contest, Lessee shall pay the same under protest and seek a refund, or if permitted, shall post such bond as may be needed to avoid a loss of the Premises.

(d) Under current law, the Landlord may exempt from ad valorem property tax on its property and the Tenant’s leasehold interest is intended by the parties to be a mere usufruct, which is not a separately taxable interest. Notwithstanding anything herein to the contrary, Landlord cannot and does not warrant, guaranty or promise any particular ad valorem tax treatment resulting from this Lease.

25. NO GRATUITY. The Landlord has found and determined, and hereby finds and determines, that the operation of the Premises by the Tenant will be a benefit to the people of the City and the County, and that (a) the economic benefits that will inure to the County and the City and their citizens from the operation of the Premises, from the payments to be made by the Tenant under this Lease, and the taxes that the Tenant is to pay on its own property at the Premises, (b) this transaction is the best and most feasible way to obtain such benefits for the County and the City and their citizens; and, therefore, (c) this Lease involves no gratuity (prohibited by the Constitution of the State of Georgia of 1983) to Tenant.

26. ADVANCES BY THE LANDLORD. If the Tenant shall fail to do any act or pay any taxes, assessments, charges or insurance premiums required by this agreement, the Landlord may (but shall be under no obligation to), after notifying the Company of its intention to do so, do any such act or pay any such taxes, assessments, charges or premiums required by this Agreement, and all amounts so advanced therefor by the Landlord shall become an additional obligation of the Tenant to the one making the advancement, which amounts shall constitute additional rent which shall be payable, with interest at the rate of 5% per annum. Any remedy herein vested in the Landlord for the collection of rent shall also be available to the Landlord for the collection of any additional rent for advances as set out herein.

27. VACATING PREMISES: At the expiration or termination of this lease, Tenant shall peacefully and quietly leave, surrender and yield up to Landlord all of the leased premises in the good order and repair in which such property now is, ordinary wear and tear and casualties not occurring through the Tenant’s negligence excepted, and Tenant shall remove all of its property therefrom so that the Landlord can repossess the leased property on the day upon which this lease or any extension thereof ends, whether upon notice or by holdover or otherwise. Landlord shall have the same rights to enforce this covenant by ejectment and for damages or otherwise as for the breach of any other condition or covenant of this lease. Tenant may at any time prior to or upon the termination of this lease or any renewal or extension thereof remove from the leased premises all materials, equipment and property of every other sort or nature installed by the Tenant thereon, provided that such property is removed without substantial damage or injury to the leased property. No injury or damage shall be considered substantial if it is promptly corrected by restoration to the condition prior to the installation of such property, if and when so requested by the Landlord. Tenant shall, at Tenant’s sole cost and expense, during the term of this lease, restore or repair any damage to the leased premises or building resulting from the use or occupancy by Tenant or the removal of any furniture or fixtures of Tenant; and in the event Tenant shall fail or refuse to do so, Landlord is authorized, at Tenant’s expense, to undertake and to make all such repairs and renovations, and Tenant shall immediately pay the cost of same upon presentation of a statement thereof by Landlord. Any such property not removed by Tenant shall become the property of the Landlord.

28. LANDLORD EXPENSES. In addition to the rental payments required in Section 3, in the event Tenant vacates the demised premises prior to expiration of the term or any extension thereof, or Landlord repossesses the premises, Tenant shall compensate Landlord for the following: all expenses incurred by Landlord in repossession, and in reletting (including repairs, remodeling, replacements, advertisements, and brokerage fees); all reasonable concessions granted to a new Tenant upon reletting; and all expenses incurred by Landlord as a direct or indirect result of Tenant’s default.

29. LANDLORD’S ACCESS. Landlord and its respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times during normal business hours and upon reasonable prior notice to, and in the company of a representative of, the Tenant (except in the event of emergency): (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Premises or providers of capital to Landlord; and (b) to make such repairs, alterations, additions and improvements in or to the Premises or its facilities and equipment as Landlord is required to make. Landlord shall be allowed to take all materials into and upon the Premises that may be required in connection with any required repair, alterations, additions or improvements, without any reduction or modification of Tenant’s covenants and obligations hereunder. Provided, however, that in all cases of entry permitted hereunder, Landlord shall use reasonable efforts to avoid interference with Tenant’s business operations and Tenant’s occupancy and use of the Premises, and in the case of any such entry, shall take such steps as Tenant shall reasonably request to protect Tenant’s trade secrets and confidential information, including, in the case of any entry under subpart (a) of the preceding sentence, requiring the signing of reasonable confidentiality agreements from such prospective lenders, purchasers or mortgagees. Additionally, Landlord shall have the following rights exercisable, without notice to Tenant, and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent, at any time after Tenant vacates or abandons the Premises for more than sixty (60) consecutive days with no intention of reoccupying the Premises: (i) to have pass keys, access cards, or both, to the Premises; and (ii) to decorate, remodel, repair, alter, demolish or otherwise prepare the Premises for reoccupancy. During the period of ninety (90) days prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may, upon reasonable prior notice to, and in the company of a representative of, the Tenant, exhibit the Premises to prospective Tenants during normal business hours and erect a “For Lease” sign thereon.

30. NET LEASE. This Lease shall be deemed and construed to be a “net, net, net lease” or “triple net lease,” and the Tenant shall pay absolutely net during the Term the rent, taxes, insurance premiums, costs of operation, maintenance, use and occupancy of the Premises and all other payments required hereunder, free of any deductions, without abatement, diminution, or set-off other than those herein expressly provided.

31. NO WARRANTY OF CONDITION OR SUITABILITY BY THE LANDLORD. Tenant acknowledges that it has inspected the Premises as they exist on the date of execution hereof, insofar as it desired to do so, and agrees that the Premises are leased to Tenant hereunder, and accepted by Tenant, in their “AS IS” condition as of the execution hereof. The Landlord makes no warranty, either express or implied, as to the merchantability, condition, or workmanship of any part of the Premises or that the same will be suitable for the Tenant’s purposes or needs.

32. CONDEMNATION. In the event that the whole or any part of the leased premises shall be taken by any governmental agency or utility under the power of eminent domain, both parties shall pursue their own damage awards with respect to any such taking, provided, however, that Tenant shall be entitled to the award in connection with any condemnation insofar as the same represents compensation for or damage to the Improvements, fixtures paid for or installed by Tenant, equipment, or other property on the premises, moving expenses, and alteration expenses. Landlord shall be entitled to the entirety of any award insofar as same represents compensation for or damage to Landlord’s fee title to the leased premises or building.

33. TENANT TO MAINTAIN ITS EXIS FENCE. The Tenant agrees that while this Lease is in effect it shall maintain its legal existence and good standing as a Georgia company, shall not without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed), consolidate with or merge into it, and shall not dissolve or otherwise dispose of substantially all of its assets. The Tenant may, without violating this agreement, consolidate with, merge into or convert to an entity, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter the Tenant may dissolve (if applicable), provided the surviving, resulting or successor (i) is authorized to do business in the State, (ii) assumes in writing (or by operation of law) all of the obligations of the Tenant under this lease, and (iii) obtains all licenses and permits required by law to operate the business of Tenant.

34. RECORDING. A “short form lease” or “memorandum of lease” giving appropriate notice hereof, may be recorded in all offices as may at the time be provided by law as the proper place for recordation.

35. GOVERNING LAWS. This Lease shall be construed in accordance with the laws of the State of Georgia. Landlord and Tenant agree that the sole venue for any action which may arise under this Lease shall be the Superior Court of Washington County, Georgia or the United States District Court for the Middle District of Georgia, Macon Division; the Landlord and Tenant each agree to submit to personal jurisdiction in both forums for any action which arises out of this Lease.

36. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

37. IMMUNITY OF MEMBERS, OFFICERS, AND EMPLOYEES OF AUTHORITY. No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Landlord contained in this lease or for any claim based hereon or otherwise in respect hereof or upon any obligation, covenant, promise, or agreement of the Landlord against any director, member, officer, or employee, as such, in his individual capacity, past, present, or future, of the Landlord, or any successor person, whether by virtue of any constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this lease is solely a corporate obligation of the Landlord and that no personal liability whatsoever shall attach to, or be incurred by, any director, member, officer, or employee, as such, past, present, or future, of the Landlord, or of any successor person, either directly or through the Landlord, or any successor person, under or by reason of any of the obligations, covenants, promises, or agreements entered into between the Landlord and Tenant whether contained in this lease or in any instrument supplemental hereto, and that all personal liability of that character against every such director, member, officer, and employee of the Landlord or any such successor person is, by the execution of this lease and as a condition of and as part of the consideration for the execution of this lease, expressly waived and released by the Tenant. The immunity of the directors, members, officers, and employees of the Landlord under the provisions contained in this section shall survive the termination of this lease.

38. SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall be continually valid and enforceable. If a Court of competent jurisdiction finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

39. TIME IS OF THE ESSENCE. Time is of the essence of this Lease and each and all of its provisions.

40. AMENDMENTS, CHANGES AND MODIFICATIONS. This lease contains the entire agreement between the parties relating to the subject matter. This lease supersedes all prior contracts, proposals, representations and commitments, oral, written or otherwise. This lease may only be amended by an instrument signed by the authorized representatives of both parties. If any provision of this lease shall be declared invalid or unenforceable, the remainder of this lease shall continue in full force and effect.

41. COUNTERPARTS. This lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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EXHIBIT “B”

LANDLORD, TENANT, AND SUBTENANT
AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the ____________________________, by and between THE DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY, a public body corporate and politic of the State of Georgia, with its principal office and place of business in 603 South Harris St. Sandersville, GA, 31082 Washington County, Georgia, (hereinafter “Landlord”), INNOVATIVE PROPERTY MANAGEMENT, LLC, a North Carolina Limited Liability Company, with its principal office and place of business in 5217 Cottage Bluff Ln., Knightdale, NC, 27545 Wake County, North Carolina (hereinafter “Tenant”), _______________________ (“Subtenant”), with reference to the following facts:

A. Landlord and Tenant entered into that certain Lease Agreement dated __________________ (collectively the “Master Lease”), relating to certain premises more particularly described in the Master Lease (“Premises”) and as follows:

DETAILED AS 1.0 ACRE ON THE ATTACHED EXHIBIT “A”
TOGETHER WITH RIGHTS OF INGRESS AND EGRESS THERETO

B. Tenant and Subtenant have entered into a Sublease Agreement dated as of _____________________ (“Sublease”). By the terms of the Sublease, Tenant will sublease to Subtenant and Subtenant will sublease from Tenant a portion of the Premises consisting of approximately__________________________________________ square feet of space located at the Premises as more particularly described in the Master Lease and Sublease (“Sublease Premises”).

C. Tenant has requested that Landlord consent to Tenant subletting the Sublease Premises to Subtenant pursuant to the Sublease. Landlord has agreed to consent to the subletting on the following terms and conditions.

NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual agreements and covenants hereinafter set forth, Landlord, Tenant and Subtenant agree as follows:

1. DEFINITIONS. Unless otherwise defined in this Agreement, all defined terms used in this Agreement shall have the same meaning and definition given them in the Master Lease. If any terms defined herein contradict the meaning of the same term in the Master Lease, the Master Lease definition will control.

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2. MASTER LEASE.

2.1 SUBORDINATION. The Sublease is and shall be at all times subject and subordinate to all of the terms and conditions of the Master Lease and, notwithstanding anything to the contrary contained in the Sublease, Subtenant agrees to perform all of the covenants of Tenant contained in the Master Lease insofar as the same relate to the Sublease Premises, provided that Subtenant shall not be obligated to pay rent, operating expenses or other charges in excess of the amounts specified in the Sublease. In case of any conflict between the provisions of the Master Lease and the provisions of the Sublease, as between Tenant and Landlord, the provisions of the Master Lease shall prevail unaffected by the Sublease. Subtenant shall not violate any of the terms and conditions of the Master Lease to the extent applicable to the use and occupancy of the Sublease Premises. Any breach of the Master Lease by Tenant or any breach of the Sublease or Master Lease by Subtenant which results in a breach of the Master Lease shall entitle Landlord to all the rights and remedies provided in the Master Lease.

2.2 ATTORNMENT. In the event the Master Lease terminates prior to the termination of the Sublease, Sublessee agrees to attorn to Landlord and to recognize Landlord as Sublessee’s landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlords duties, obligations or liabilities to Sublessee beyond those owed to Tenant under the Master Lease. Sublessee agrees to execute and at any time and from time to time, upon request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. Notwithstanding any provision to the contrary in the Sublease or in any other agreement, Subtenant acknowledges that it shall have no right and there shall not be vested in Subtenant any right to exercise rights of first refusal, options, or other similar preferential rights, if any, given to Tenant under the Master Lease.

2.3 TENANT REPRESENTATIONS AND WARRANTIES. Tenant represents and warrants to Landlord that (a) attached to this Agreement as Exhibit “B” is a true and correct copy of the Master Lease (subject to any redactions as to any confidential information), and there exist no amendments, modifications, or extensions of or to the Master Lease except as specified herein, and the Master Lease is now in full force and effect; and (b) to Tenant’s actual knowledge, there exist no defenses or offsets to enforcement of the Master Lease by Landlord or Tenant. To Tenant’s actual knowledge, (i) Landlord is not in default in the performance of the Master Lease, (ii) Landlord has not committed any breach thereof, and (iii) no event has occurred which, with the passage of time, or the giving of notice, or both, would constitute a default or breach by Landlord.

2.4 TENANT AND SUBTENANT REPRESENTATIONS AND WARRANTIES. Tenant and Subtenant represent and warrant to Landlord that (a) there are no additional payments of rent or consideration of any type payable by Subtenant to Tenant with regard to the Sublease Premises other than as disclosed in the Sublease, (b) a true, correct and complete copy of the Sublease is attached hereto as Exhibit “C” (subject to any redactions as to any confidential information), and (c) no amendment to the Sublease shall be effective or enforceable between Tenant and Subtenant unless and until Landlord shall have consented to such amendment in writing.

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3. CONSENT OF LANDLORD. Landlord hereby consents to the subletting of the Sublease Premises to Subtenant pursuant to the terms of the Sublease. Landlord’s consent shall not release or discharge Tenant of any of its obligations under the Master Lease or release, discharge or alter the primary liability of Tenant to pay rent and all other sums due under the Master Lease and to perform and comply with all other obligations of Tenant under the Master Lease. As between Landlord and Tenant, the Sublease shall not alter, amend or otherwise modify any provisions of the Master Lease. Landlord shall have no obligations to any party in connection with the Sublease Premises other than those obligations set forth in the Master Lease. Landlord shall not be bound or estopped in any way by the provisions of the Sublease. This Agreement shall not be construed as a consent by Landlord to, or as permitting, any other or further subletting or assignment by Tenant or Subtenant. Landlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Subtenant might have against Tenant, (iii) be bound by any Base Rent or Additional Rent which Subtenant might have paid in advance to Tenant, or (iv) be bound to honor any rights of Subtenant in any security deposit made with Tenant, except to the extent Tenant has delivered such security deposit to Landlord. Tenant hereby agrees that in the event of termination of the Master Lease, Tenant shall, upon the written demand of Landlord, immediately pay or transfer to Master Landlord any security deposit, rent or other sums then held by Tenant from Subtenant.

4. ASSIGNMENT OF RENT

4.1 Subject to the terms of Section 4.2, Tenant hereby absolutely and irrevocably assigns and transfers to Landlord Tenant’s rights under the Sublease to all rentals and other sums due Tenant under the Sublease.

4.2 Landlord agrees that until a default shall occur in the performance of Tenant’s obligations under the Master Lease, Tenant shall have a license to receive, collect and enjoy the rentals and other sums due Tenant under the Sublease except as otherwise provided under the Master Lease. However, said license shall automatically terminate without notice to Tenant upon the occurrence of a default by Tenant in the performance of its obligations under the Master Lease and Landlord may thereafter, at its option, receive and collect, directly from Subtenant, all rentals and other sums due or to be due Tenant under the Sublease. In such event and so long as Subtenant pays to Landlord all rentals and other sums due or to be due Tenant under the Sublease, and so long as Subtenant abides by all of the Terms of Tenant’s obligations under the Master Lease, Landlord agrees that Subtenant may remain a Subtenant in accordance with all other terms provided herein and as provided in the Master Lease. Landlord shall not, however, by reason of the assignment of all rentals and other sums due Tenant under the Sublease nor by reason of the collection of said rentals or other sums from the Subtenant, (a) be bound by or become a party to the Sublease, (b) be deemed to have accepted the attornment of Subtenant, or (c) be deemed liable to Subtenant for any failure of Tenant to perform and comply with Tenant’s obligations under the Sublease. Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt by Subtenant of any written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under the Master Lease, to pay directly to Landlord the rents and other income due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely solely upon such notice from Landlord notwithstanding any conflicting demand by Tenant or any other party. Tenant hereby agrees to indemnify, defend and hold Subtenant harmless from any and all claims, losses, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, attorneys’ fees and consultants’ fees) (collectively, “claims”) which Subtenant may incur in relying on any written notice from Landlord and/or paying rent and other sums due under the Sublease directly to Landlord in accordance with this Section 4.2. Without limiting the generality of the foregoing, the acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant or Subtenant of the Master Lease or Sublease other than the failure of Tenant or Subtenant, as the case may be, to pay the particular rental so accepted.

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5. INDEMNIFICATION. Tenant and Subtenant each shall indemnify and hold harmless Landlord and Landlord’s members, agents, employees, partners, shareholders, directors, invitees, and independent contractors (collectively “Agents”) of Landlord, against and from any and all Claims arising from or related to the following: (a) Subtenant’s use of the Sublease Premises or any activity done, permitted or suffered by Subtenant in, on or about the Sublease Premises, any Improvements, Containers, Buildings, or the Property; (b) the Sublease and any act or omission by Subtenant or its Agents in connection with or related to the Sublease, the Sublease Premises, any Improvements, Containers, Buildings, or the Property; (c) any Hazardous Material used, stored, released, disposed, generated, or transported by Subtenant or its Agents in, on, or about the Sublease Premises, including without limitation, any Claims arising from or related to any Hazardous Material investigations, monitoring, cleanup or other remedial action; and (d) any action or proceeding brought on account of any matter referred to in items (a), (b), and/or (c). If any action or proceeding is brought against Landlord by reason of any such Claims, upon notice from Landlord, Tenant and Subtenant shall defend the same at their expense with counsel reasonably satisfactory to Landlord. The obligations of Tenant and Subtenant under this Section 5 shall survive any termination of the Sublease or the Master Lease.

6. ASSIGNMENT AND SUB-SUBLETTING. Subtenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber the Sublease or any interest therein, (2) assign or transfer the Sublease or any interest therein, sub-sublet the Sublease Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents and invitees or Subtenant excepted) to occupy or use the Sublease Premises, or any portion thereof, without first obtaining the written consent of Landlord.

7. Miscellaneous Provisions.

7.1 Tenant shall pay to Landlord, upon Landlord’s demand, the fee specified in the Master Lease, or if no fee is so specified, Landlord’s reasonable fees incurred in connection with Landlord’s review and processing of documents relating to the subletting of the Sublease Premises to Subtenant.

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7.2 Landlord shall use reasonable efforts to notify Subtenant of any default by Tenant under the Master Lease of which Landlord has actual knowledge and which is not cured within any applicable notice and cure period provided in the Master Lease; provided, however, that the failure of Landlord to provide such notice shall not give rise to liability on the part of Landlord or otherwise alter or modify the rights and obligations of the parties hereunder. The giving of any such notice to Subtenant shall not vest in Subtenant any rights or remedies except as otherwise expressly set forth herein.

7.3 Tenant and Subtenant agree not to amend, modify, supplement, or otherwise change in any respect the Sublease except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. This Agreement shall not create in Subtenant, as a third party beneficiary or otherwise, any rights except as set forth in this Agreement.

7.4 All notices which Landlord or Subtenant desire to give or provide to the other shall be personally delivered or sent by registered or certified U.S. mail, postage prepaid, return receipt requested, and, if to Landlord, shall be sent to the address set forth immediately below Landlord’s signature hereto, and, if to Subtenant shall be sent to the Sublease Premises. Each party shall have the right to change its address for notices by giving written notice thereof to the other party in accordance with this Section 7.4. Any notice given in accordance with this Section 7.4 shall be deemed delivered upon actual receipt (or attempted delivery if delivery is refused). Copies of any notices of default sent by (i) Tenant under the Master Lease or Sublease, as applicable, shall be delivered to Landlord and Subtenant at the addresses for each set forth in the Master Lease and Sublease, as applicable, at the same time such notices are sent to Landlord or Subtenant, as applicable, and (ii) Subtenant to Tenant under the Sublease shall be delivered by Subtenant to Landlord at the address set forth in the Master Lease at the same time such notices are sent to Tenant as set forth in the Sublease.

7.5 This Agreement, together with the provisions of the Master Lease relating to subletting or assigning, contains the entire agreement between the parties hereto regarding the matters which are the subject of this Agreement. In the event of a permitted assignment under the Master Lease by Landlord or Tenant of its interest in the Master Lease, then the assignee of either Landlord of Tenant, as appropriate, shall automatically be deemed to be the assignee of Landlord or Tenant under this Agreement, and such assignee shall automatically assume the obligations of Landlord or Tenant under this Agreement. No other assignments of this Agreement shall be permitted, except with the written consent of all parties hereto. Any attempted assignment in violation of this section shall be void. The terms, covenants and conditions of this Agreement shall apply to and bind the heirs, successors, the executors and administrators and permitted assigns of all the parties hereto. The parties acknowledge and agree that no rule or construction, to the effect that any ambiguities are to be resolved against the drafting party, shall be employed in the interpretation of this Agreement. If any provision of this Agreement is determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Agreement, and all such other provisions shall remain in full force and effect.

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7.6 If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

7.8 NO COMMISSION. Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease or this Agreement and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission.

7.9 NO LIMITATION OF RIGHTS. This Agreement shall in no manner be construed as limiting Landlord’s ability to exercise its rights to recapture any portion of the Premises, as set forth in the Master Lease, in the event of a proposed future sublease or assignment of such portion of the Premises.

7.10 GOVERNING LAWS. This Agreement shall be construed in accordance with the laws of the State of Georgia. All Parties agree that the sole venue for any action which may arise under this Agreement shall be the Superior Court of Washington County, Georgia or the United States District Court for the Middle District of Georgia, Macon Division; the Parties each agree to submit to personal jurisdiction in both forums for any action which arises out of this Agreement.

7.11 Tenant and Subtenant agree that the liability of Landlord hereunder and any recourse by Tenant or Subtenant against Landlord shall be subject to the limitations on liability set forth in the Master Lease. In addition, neither Landlord, nor any of its constituent members, partners, subpartners, or agents, shall have any personal liability, and Tenant and Subtenant each hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant and/or Subtenant.

7.12 JOINT AND SEVERAL LIABILITY. Tenant and Subtenant shall be jointly and severally liable for all bills rendered by Landlord for charges incurred by or imposed upon Subtenant which arise during the term of the Sublease for services rendered and materials supplied to the Sublease Premises pursuant to the Master Lease, Sublease and/or this Agreement.

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7.13 The voluntary or other surrender of the Master Lease by Tenant, or a mutual cancellation, termination or expiration thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

7.15 Waiver of Subrogation. Landlord, by giving Landlord’s consent to the Sublease, and Subtenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Subtenant pursuant to the Insurance Section of the Master Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 7.15 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party’s insurance coverage to be voided or otherwise uncollectible.

IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have executed this Agreement as of the day and year first hereinabove written.

“LANDLORD”

DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY

BY:	(SEAL)
CHAIRMAN
ATTEST:	(SEAL)
SECRETARY

Signed, sealed and delivered this
____ day of________ , 2020, in the presence of:

Witness

NOTARY PUBLIC FOR GEORGIA

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“TENANT”

INNOVATIVE PROPERTY MANAGEMENT, LLC

By:

Member/Officer/Title:

Attest:

Member/Officer/Title:

Signed, sealed and delivered this
____ day of________ , 2020, in the presence of:

Witness

NOTARY PUBLIC
STATE OF

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“SUBTENANT”

By:

Member/Officer/Title:

Attest:

Member/Officer/Title:

ADDRESS:

Signed, sealed and delivered this
____ day of________ , 2020, in the presence of:

Witness

NOTARY PUBLIC
STATE OF

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